Exhibit 10.56

SHAREHOLDERS’ AGREEMENT

This Shareholders’ Agreement (this “Agreement”) is made and entered into effective as of the 20th day of February, 2014 by and among the undersigned shareholders of Coronado Biosciences, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), who are currently serving as Directors (hereinafter referred to individually as a “Shareholder” and collectively as the “Shareholders”).

RECITALS

WHEREAS, the Shareholders recognize and agree that electing those individuals to the Corporation’s Board of Directors whom are proposed by the Corporation’s Nominating and Corporate Governance Committee (the “Nominating Committee”) serves each Shareholder’s individual best interests as an owner of the Corporation;

WHEREAS, the Shareholders recognize and agree that in light of the recent changes in personnel at the Corporation that providing for stability and continuity is in the best interests of each of the Shareholders and the value of their respective Company equity holdings;

WHEREAS, the Shareholders recognize and agree that nothing in this Agreement prevents any Shareholder from acting in his capacity as a Director of the Corporation, consistent with any and all duties owed to the Corporation by any Shareholder as a Director; and

WHEREAS, the Shareholders recognize the short term value enhancement that is created by their entering into this Agreement, and enter into this Agreement for purposes of creating value to the benefit of each Shareholder during the applicable time period; and

WHEREAS, the Shareholders recognize the importance of independent Director assessment of technology transactions in light of the Corporation’s compensation system; and

NOW, THEREFORE, in consideration of the premises, mutual promises of the parties hereto, and the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders agree as follows:

1. Voting. From the date of this Agreement through the end of the Corporation’s annual meeting of shareholders held in calendar year 2016, each Shareholder agrees to vote all of his shares in favor of electing those individuals, and only those individuals, to the Corporation’s Board of Directors whom are proposed by the Nominating Committee; provided that Lindsay A. Rosenwald, MD, and Michael S. Weiss must be on the proposed slate of directors for this provision to be enforced.

2. No Advocacy. From the date of this Agreement through the end of the Corporation’s annual meeting of shareholders held in calendar year 2016, each Shareholder agrees not to publicly or otherwise advocate for or encourage in any way (outside of fulfilling his duties as a Director at meetings of the Board of Directors) the election of any individual to the Corporation’s Board of Directors whom is not proposed by the Nominating Committee.

3. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their heirs, personal representatives, successors and permitted assigns, and said parties agree to execute any instrument in writing that may be necessary or proper in the carrying out of the purposes and intent of this Agreement. Due to the difficulty in quantifying damages for breaches of this Agreement, each party is entitled to enforce this Agreement through specific performance in addition to any other remedy at law or equity available to them.

4. State Law. This Agreement shall be subject to and shall be construed under the laws of the State of New York, without regard to conflicts of law provisions.

5. Entire Agreement. This Agreement contains the entire understanding among the parties with respect to the subject matter hereof.

6. Amendment. This Agreement shall not be modified or amended, nor shall the operation of any provision hereof be waived, except unanimous written consent of the Shareholders.

7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original hereof but all of which together constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the Shareholders have executed this Shareholders’ Agreement effective as of the date set forth above.

SHAREHOLDER:

/s/ Lindsay A. Rosenwald, MD
Lindsay A. Rosenwald, MD

/s/ Eric K. Rowinsky, MD
Eric K. Rowinsky, MD

/s/ Michael S. Weiss
Michael S. Weiss

/s/ David J. Barrett
David J. Barrett

/s/ Jimmie Harvey, Jr., MD
Jimmie Harvey, Jr., MD

/s/ J. Jay Lobell
J. Jay Lobell